EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
The CIT Group, Inc.:

      We consent to the incorporation by reference in Registration Statements No. 333-57180, No. 333-51548, No. 333-49662, No. 333-44100, No. 333-44100-01,
No. 333-44106,  No. 333-44102, No. 333-83087, No. 333-73223 and No. 333-21425 on
Form S-3, in Registration Statements No. 333-56118, No. 333-48180, No. 333-42128 and No. 333-42128-01 on Form S-4, and in Registration Statements No. 333-54692, No. 333-48476, No. 333- 95595, No. 333-93261, No. 333-90345, No. 333-80391, No.
333-75713,  No. 333-75037,  No. 333-74397,  No. 333-69323, No. 333-33999 and No.
333-34001 on Form S-8 of Tyco International Ltd. of our report dated January 25, 2001, except as to Note 25, which is as of March 13, 2001, relating to the consolidated balance sheets of The CIT Group, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in this Current Report on Form 8-K of Tyco International Ltd.

                                                            /s/ KPMG LLP

Short Hills, New Jersey
April 3, 2001